Appendix A
     The Fund shall pay the Transfer Agent, as full compensation for services provided and expenses assumed hereunder, a fee for each series of the Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of such series:

		Effective
Fund	Rate of Compensation	Date
Vantagepoint Low Duration Bond Fund	0.35%	3/1/1999
Vantagepoint Inflation Protected Securities Fund	0.35%	3/1/1999
Vantagepoint Equity Income Fund	0.35%	3/1/1999
Vantagepoint Growth & Income Fund	0.35%	3/1/1999
Vantagepoint Growth Fund	0.35%	3/1/1999
Vantagepoint Aggressive Opportunities Fund	0.35%	3/1/1999
Vantagepoint International Fund	0.35%	3/1/1999
Vantagepoint Core Bond Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999
Vantagepoint 500 Stock Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999
Vantagepoint Broad Market Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999
Vantagepoint Mid/Small Company Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999
Vantagepoint Overseas Equity Index Fund	Class I shares: 0.30% Class II shares: 0.10%	3/1/1999
Vantagepoint Model Portfolio Savings Oriented Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Conservative Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Traditional Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Long Term Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio All-Equity Growth Fund	0.00%	12/1/2000
Milestone Retirement Income Fund	0.00%	1/3/2005
Milestone 2010 Fund	0.00%	1/3/2005

		Effective
Fund	Rate of Compensation	Date
Milestone 2015 Fund	0.00%	1/3/2005
Milestone 2020 Fund	0.00%	1/3/2005
Milestone 2025 Fund	0.00%	1/3/2005
Milestone 2030 Fund	0.00%	1/3/2005
Milestone 2035 Fund	0.00%	1/3/2005
Milestone 2040 Fund	0.00%	1/3/2005
Vantagepoint Discovery Fund	0.35%	10/26/2007
Vantagepoint Select Value Fund	0.35%	10/26/2007
Vantagepoint Diversifying Strategies Fund	0.35%	10/26/2007
Milestone 2045 Fund	0.00%	1/4/2010
Milestone 2050 Fund	0.00%	[•]
Approved: March 1, 1999
Last amended: [•]

IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule to be executed by their officers designated below as of the [•]th day of [•], 2012.

THE VANTAGEPOINT FUNDS

By:

Angela C. Montez Secretary

Approved by:
Elizabeth S. Glista Treasurer

VANTAGEPOINT TRANSFER AGENTS, LLC

By:

Angela C. Montez Assistant Secretary ICMA Retirement Corporation

Approved by:
Elizabeth S. Glista Treasurer

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